Exhibit 99.1


                   Tower Group, Inc. Reports a 78.6% Increase
                        in First Quarter 2007 Net Income



    NEW YORK--(BUSINESS WIRE)--May 3, 2007--Tower Group, Inc. (NASDAQ: TWGP) today reported its financial results for the first quarter of 2007 including a 78.6% increase in net income to $11.6 million as compared to net income of $6.5 million in the first quarter of 2006. Tower reported diluted earnings per share of $0.51 for the first quarter of 2007 as compared to $0.32 per share for the same period in 2006.

    Key Highlights:

    -- Continued strong performance is driven by premium growth and core operating profitability

    -- Commission and fee based revenue growth of 70% continues to be substantial

    -- Premium pricing and retention remain favorable in our market segments

    -- Equity income and increased value of equity interest in CastlePoint Holdings, Ltd. represent $3.4 million of pre-tax income

    -- Stockholders' equity up 91% and book value per share up 65% over the past year



GAAP Financial Summary:
                                                 Three Months Ended
                                                      March 31,
                                                  2007        2006
                                               ----------- -----------
Gross premiums written                           $110,880     $87,373
Net premiums written                               48,032      82,878
Net premiums earned                                60,383      57,256
Total commission and fee income                    15,996       9,401
Net investment income                               7,955       4,660
Net realized (losses) gains on investments            (17)       (145)

Total revenues                                     84,317      71,172
Other income                                        3,394           -
Net Income                                         11,628       6,510
Earnings per share - Basic                          $0.52       $0.33
Earnings per share - Diluted                        $0.51       $0.32
Return on Average Equity                             23.8%       17.7%


    Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., stated, "With 27% growth in gross premiums written from the first quarter of last year, we are extremely pleased that our momentum from 2006 has continued into 2007. Our net combined ratio of 86.0% speaks to the underwriting discipline and expense management strategy that we adhere to. We are able to generate profitable growth because our targeted market segments continue to exhibit adequate pricing and healthy renewal rates."

    Gross premiums written in the insurance and reinsurance segments increased to $110.9 million in the first quarter, which was 26.9% higher than in the first quarter of 2006. This growth was primarily driven by an 18.5% increase in policies in force and premium increases on renewed business in the insurance segment which averaged 11.3% for personal lines and 2.1% for commercial lines.

    Total revenues increased 18.5% to $84.3 million in the first quarter of 2007 as compared to $71.2 million in the prior year's first quarter. Net premiums earned represented 71.6% of total revenues for the three months ended March 31, 2007 compared to 80.4% for the same period in 2006. We did not place quota share reinsurance for policies in the first quarter of 2006 in expectation that CastlePoint Reinsurance Company Ltd., post formation, would agree to enter into a multi-year quota share reinsurance agreement. Therefore, our consolidated results of operations and the insurance segment underwriting results for the first quarter of 2006 reflect net underwriting results without quota share reinsurance with respect to policies that began in 2006. During the first quarter of 2007, we ceded 49% of our direct premiums written to CastlePoint Reinsurance. The associated ceding commission revenue was the principal source of the increase in total commission and fee income, which grew by 70.2% to $16.0 million in the first quarter of 2007 compared to $9.4 million in the first quarter of 2006.

    Net investment income increased by 70.7% to $8.0 million for the three months ended March 31, 2007 compared to $4.7 million for the same period in 2006. On a tax equivalent basis, the yield was 5.7% as of March 31, 2007 compared to 5.4% as of March 31, 2006.

    Gross loss and loss adjustment expenses and the gross loss ratio for the insurance and reinsurance segments combined for the three months ended March 31, 2007 were $57.3 million and 52.8%, respectively, compared to $43.3 million and 56.5%, respectively, in the same period in 2006. The net loss ratio for the combined segments was 56.2% in the three months ended March 31, 2007 and 58.0% in the same period in 2006.

    Operating expenses increased by 27.4% to $33.7 million for the three months ended March 31, 2007 from $26.5 million for the same period in 2006. Our gross expense ratio was 29.7% for the three months ended March 31, 2007 as compared with 30.5% for the same period in 2006.

    The net underwriting expense ratio, which reflects the benefits of ceding commission revenue that is deducted from gross underwriting expenses, was 29.8% for the three months ended March 31, 2007 as compared to 28.1% for the same period in 2006.

    Additional Highlights and Disclosures:

    Closing of Preserver Group, Inc. Acquisition

    On April 10, 2007, Tower Group, Inc. completed the acquisition of 100% of the issued and outstanding common stock of Preserver Group, Inc., a New Jersey corporation. Tower paid a total of $65 million comprised of $34.2 million in cash consideration to the sellers and a contribution of $30.8 million to the capital of Preserver to enable Preserver to repay the principal and accrued interest of indebtedness held by certain of the sellers.

    Dividend Declaration

    Tower Group, Inc. announced today that the Company's Board of Directors has approved a quarterly dividend of $0.025 per share payable June 27, 2007 to stockholders of record as of June 15, 2007.

    2007 Guidance

    We believe we are well positioned to support our premium growth and to generate commission and fee income to augment our return on equity. We anticipate the growth of earnings in the second quarter of 2007 to moderate as we absorb the capital raise and Preserver's high expense ratio. We anticipate a gradual increase in earnings in the second half of the year. For the second quarter, we project net income to be in a range between $11.8 million and $12.7 million. We project Tower's diluted earnings per share in the second quarter to be in the range between $0.51 and $0.55 per diluted share. For the full year, we anticipate net income to be in a range between $55 million and $57 million and diluted earnings per share to be between $2.40 and $2.50 for the year.

    About Tower Group, Inc.

    Tower Group, Inc. offers property and casualty insurance products and services through its insurance companies and insurance services subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses. Tower Group's insurance services subsidiaries provide underwriting, claim and reinsurance brokerage services to other insurance companies.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project", "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; changes in the level of demand for our insurance and reinsurance products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    For more information visit Tower's website at http://www.twrgrp.com/.



       Insurance Company Overall Segment Results of Operations
                  Insurance and Reinsurance Segments
                           ($ in thousands)

                                         Three Months Ended
                                              March 31
Revenues                                   2007     2006    Change (%)
                                         --------- --------
Earned premiums
    Gross premiums earned                $108,627  $76,616       41.8%
    Less: Ceded premiums earned           (48,244) (19,360)     149.2%
                                         --------- --------
     Net premiums earned                   60,383   57,256        5.5%
Ceding commission revenue                  14,234    7,302       94.9%
Policy billings fees                          302      267       13.1%
                                         --------- --------
Total                                      74,919   64,825       15.6%

Expenses
Loss and loss adjustment expenses
 Gross loss and loss adjustment expenses   57,342   43,312       32.4%
 Less: ceded loss and loss adjustment
  expenses                                (23,432) (10,102)     132.0%
                                         --------- --------
 Net loss and loss adjustment expense      33,910   33,210        2.1%
Underwriting expenses
     Direct commissions expense            18,629   12,477       49.3%
     Other underwriting expenses           13,908   11,175       24.5%
Total underwriting expenses                32,537   23,652       37.6%

Underwriting Profit                        $8,472   $7,963        6.4%
                                         ========= ========



Key Measures
Premiums written
  Gross premiums written                 $110,880  $87,373       26.9%
  Less: ceded premiums written            (62,848)  (4,495)    1298.2%
                                         --------- --------
  Net premiums written                    $48,032  $82,878      -42.0%
                                         ========= ========
Loss Ratios
  Gross                                      52.8%    56.5%
  Net                                        56.2%    58.0%
Accident Year Loss Ratios
  Gross                                      53.1%    57.6%
  Net                                        56.2%    58.9%
Underwriting Expense Ratios
  Gross                                      29.7%    30.5%
  Net                                        29.8%    28.1%
Combined Ratios
  Gross                                      82.5%    87.0%
  Net                                        86.0%    86.1%




           Insurance Services Segment Results of Operations
                           ($ in thousands)

                                         Three Months Ended
                                             March 31,
                                           2007      2006   Change (%)
                                         ---------- -------

Revenues
Direct commission revenue from managing
 general agency                               $488    $806      -39.5%
Claims administration revenue                  565     962      -41.3%
Other administrative revenue(1)                251       -
Reinsurance intermediary fees(2)               156      61      155.7%
Policy billing fees                              -       3
                                         ---------- -------
Total Revenues                               1,460   1,832      -20.3%
                                         ---------- -------
Expenses
Direct commissions expense paid to
 producers                                       7     603      -98.8%
Other insurance services expenses(3)           257     237        8.4%
Claims expense reimbursement to TICNY          565     958      -41.0%
                                         ---------- -------
Total Expenses                                 829   1,798      -53.9%
                                         ---------- -------
Insurance Services Pre-tax Income             $631     $34     1755.9%
                                         ========== =======
Premiums produced by TRM on behalf of
 issuing companies                            ($55) $4,028     -101.4%
                                         ========== =======

(1)The other administration revenue includes amounts reimbursed by CastlePoint Reinsurance for services rendered pursuant to a service and expense sharing agreement.
(2)The reinsurance intermediary fees include commissions earned for placement of reinsurance on behalf of our subsidiaries Tower Insurance Company of New York and Tower National Insurance Company.
(3)Consists of underwriting expenses reimbursed to Tower Insurance Company of New York pursuant to an expense sharing agreement and to CastlePoint Reinsurance pursuant to a service and expense sharing agreement.




                          Tower Group, Inc.
                     Consolidated Balance Sheets
                             (Unaudited)

                                               March 31,  December 31,
                                                 2007        2006
                                              ----------- ------------
                                              ($ in thousands, except
                                                      par value
                                                 and share amounts)
Assets
Fixed-maturity securities, available-for-
 sale, at fair value (amortized cost $455,806
 at March 31, 2007 and $416,642 at December
 31, 2006)                                      $454,393     $414,567
Equity securities, available-for-sale, at
 fair value (cost $47,368 at March 31, 2007
 and $47,971 at December 31, 2006)                48,752       49,453
                                              ----------- ------------
    Total investments                            503,145      464,020
Cash and cash equivalents                        147,314      100,598
Investment income receivable                       4,787        4,767
Agents' balances receivable                       58,198       65,578
Assumed premiums receivable                        3,241           77
Ceding commission receivable                       3,435        3,237
Reinsurance recoverable                          133,120      118,003
Receivable - claims paid by agency                 7,782        5,186
Prepaid reinsurance premiums                     110,261       94,063
Deferred acquisition costs net of deferred
 ceding commission revenue                        31,026       35,811
State income tax recoverable                         338            -
Intangible assets                                  5,332        5,423
Fixed assets, net of accumulated depreciation     22,444       20,563
Investment in unconsolidated affiliate            31,266       27,944
Investment in statutory business trusts,
 equity method                                     2,664        2,045
Other assets                                       7,735        6,767
                                              ----------- ------------
    Total Assets                              $1,072,088     $954,082
                                              =========== ============
Liabilities
Loss and loss adjustment expenses               $333,769     $302,541
Unearned premium                                 229,270      227,017
Reinsurance balances payable                      50,046       38,560
Payable to issuing carriers                            -          662
Funds held as agent                                8,178        8,181
Funds held under reinsurance agreements           47,871       51,527
Accounts payable and accrued expenses              8,595       18,267
Deferred rent liability                            7,459        6,295
Payable for securities                             2,705        2,922
Other liabilities                                  3,515        3,515
Federal and state income taxes payable             6,291        1,163
Deferred income taxes                                876        1,255
Dividends payable                                      -          212
Subordinated debentures                           88,664       68,045
                                              ----------- ------------
   Total Liabilities                             787,239      730,162
                                              ----------- ------------
Stockholders' Equity
Series A perpetual preferred stock ($0.01 par
 value per share; 2,000,000 shares
 authorized; no shares issued and outstanding
 at March 31, 2007; 40,000 shares issued and
 outstanding at December 31, 2006;
 liquidation preference of $1,000 per share,
 net of $0.4 million of issuance costs)                -       39,600
Common stock ($0.01 par value per share;
 40,000,000 shares authorized; 23,129,232 and
 20,005,758 shares issued at March 31, 2007
 and December 31, 2006, respectively, and
 23,101,309 and 19,980,306 shares outstanding
 at March 31, 2007 and December 31, 2006,
 respectively)                                       231          200
Paid-in-capital                                  202,557      113,168
Accumulated other comprehensive net loss             (35)        (437)
Retained earnings                                 82,354       71,596
Treasury stock (27,923 shares at March 31,
 2007 and 25,452 at December 31, 2006)              (258)        (207)
                                              ----------- ------------
   Total Stockholders' Equity                    284,849      223,920
                                              ----------- ------------
   Total Liabilities and Stockholders' Equity $1,072,088     $954,082
                                              =========== ============




                          Tower Group, Inc.
    Consolidated Statements of Income and Comprehensive Net Income
                             (Unaudited)

                                                 Three Months Ended
                                                      March 31,
                                                  2007        2006
                                               ----------- -----------
                                               ($ in thousands, except
                                                 share and per share
                                                       amounts)
Revenues
   Net premiums earned                            $60,383     $57,256
   Ceding commission revenue                       14,234       7,302
   Insurance services revenue                       1,460       1,829
   Net investment income                            7,955       4,660
   Net realized losses on investments                 (17)       (145)
   Policy billing fees                                302         270
                                               ----------- -----------
     Total revenues                                84,317      71,172
                                               ----------- -----------
Expenses
  Loss and loss adjustment expenses                33,910      33,210
  Direct commission expense                        18,635      13,080
  Other operating expenses                         15,089      13,384
  Interest expense                                  2,084       1,350
                                               ----------- -----------
      Total expenses                               69,718      61,024
                                               ----------- -----------
Other Income
  Equity income in unconsolidated affiliate           689           -
  Gain from IPO of common stock of
   unconsolidated affiliate                         2,705           -
                                               ----------- -----------
  Income before income taxes                       17,993      10,148
  Income tax expense                                6,365       3,638
                                               ----------- -----------
     Net income                                   $11,628      $6,510
                                               =========== ===========

Comprehensive Net Income
  Net income                                      $11,628      $6,510
  Other comprehensive income:
     Gross unrealized investment holding gains
      (losses) arising during period                  546      (3,399)
     Equity in net unrealized gains in
      investment in unconsolidated affiliate's
      investment portfolio                             55           -
      Less: reclassification adjustment for
       net realized losses included in net
       income                                          17         145
                                               ----------- -----------
                                                      618      (3,254)
     Income tax (expense) benefit related to
      items of other comprehensive income            (216)      1,081
                                               ----------- -----------
     Total other comprehensive net income
      (loss)                                          402      (2,173)
                                               ----------- -----------
        Comprehensive Net Income                  $12,030      $4,337
                                               =========== ===========

Earnings Per Share
  Basic earnings per common share                   $0.52       $0.33
                                               =========== ===========
  Diluted earnings per common share                 $0.51       $0.32
                                               =========== ===========

Weighted Average Common Shares Outstanding:
  Basic                                        21,988,907  19,684,902
  Diluted                                      22,621,230  20,212,344
Dividends declared and paid per common share:
     Common stock                                  $0.025      $0.025




    CONTACT: Tower Group, Inc.
             Thomas Song, 212-655-4789
             Managing Vice President
             tsong@twrgrp.com